EXHIBIT 16.1

PLS CPA, A PROFESSIONAL CORP. t 4725MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t t TELEPHONE (858)722-5953 t FAX (858) 858-761-0341 t FAX (858) 433-2979 t E-MAIL changgpark@gmail.com t

April 13, 2018

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549-7561

Re: Uppersolution.com

Dear Madame or Sir

On April 10, 2018 our appointment as auditor for Uppersolution.com, ceased. We have read Uppersolution.com’s statement included under Item 4.01 of its Form 8-K dated April 10, 2018 and agree with such statements, insofar as they apply to us.

Very truly yours,

/s/ PLS CPA
____________________________

PLS CPA, A Professional Corp.

San Diego, CA 92111